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                                                                  EXHIBIT 11.2

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF DILUTED EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                  Fiscal Years Ended
                                       December 25,  December 26,  December 27,
                                          1999           1998          1997
                                       ------------  ------------  ------------

Income from continuing operations     $     45,937   $     34,481  $     25,428
Discontinued operations, net
  of income taxes                                         (22,589)         (738)
                                      ------------   ------------  ------------

Net income                            $     45,937   $     11,892  $     24,690
                                      ============   ============  ============






Average number of common shares
    outstanding                              9,982         11,022        12,541

  Plus: Incremental shares from
    assumed exercise of stock
    options                                    120            101            39
                                      ------------   ------------  ------------
Average number of common shares
    and incremental shares
    outstanding                             10,102         11,123        12,580
                                      ============   ============  ============

Diluted earnings per share:
  Income from continuing operations   $       4.55   $       3.10  $       2.02
  Loss from discontinued operations                         (2.03)        (0.06)
                                      ------------   ------------  ------------

Diluted earnings per share            $       4.55   $       1.07  $       1.96
                                      ============   ============  ============

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